EX 10-2 MUTUAL RELEASE DATED JANUARY 30, 2009 BETWEEN XENOMICS, INC. AND GIANLUIGI LONGINOTTI-BUITONI.

Mutual Release

Upon the occurrence of the Effective Date (as that term is defined in Section 4(a) of that certain Forbearance Agreement dated as of January 16, 2009 by and among Xenomics, Inc. and the holders of 6% convertible debenture notes (the “Forbearance Agreement”), Gian Luigi Buitoni (“Buitoni”), an individual residing in the State of New York, in consideration of the sum of TEN DOLLARS ($10.00), received from Xenomics, Inc. (the “Company”), a Florida corporation having offices located at One Deer Park Drive, Suite F, Monmouth Junction, New Jersey 08852, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, releases and discharges the Company, its officers, directors, subsidiaries, affiliates, successors and assigns, from all actions, causes of action, suits, liabilities, contracts, controversies, promises, damages, claims, and demands whatsoever, in law, at equity, known or unknown, suspected or unsuspected, which against the Company, its officers, directors, subsidiaries, affiliates, successors and assigns, Buitoni ever had, now has or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Mutual Release, arising out of or concerning the Company or his involvement therewith, but this release expressly excludes any right to payment Buitoni may have pursuant to shares of stock, stock options or debentures issued by the Company in his favor that are held by him as of the date hereof.  This release shall not be effective unless and until the occurrence of the Effective Date.

Upon the occurrence of the Effective Date, the Company, in consideration of the sum of TEN DOLLARS ($10.00), received from Buitoni, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, releases and discharges Buitoni, his heirs, administrators, executors, successors and assigns, from all actions, causes of action, suits, liabilities, contracts, controversies, promises, damages, claims, and demands whatsoever, in law, at equity, which against Buitoni the Company, its officers, directors, subsidiaries, affiliates, successors and assigns, ever had, now has or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Mutual Release, arising out of, concerning, that certain Warrant and Put Option Agreement originally dated as of November 30, 2006, by and between Buitoni and the Company, as was amended from time to time.  This release shall not be effective unless and until the occurrence of the Effective Date.

None of the terms of this Mutual Release may be supplemented, changed, modified, amended, terminated except by a writing signed by the party to be bound thereby.  This Mutual Release shall be construed in accordance with, and governed by, the laws of the State of New York, without regard to any conflict of laws rules thereof.  This Mutual Release may be executed in counterparts, each of which, shall be deemed an original and all of which together shall constitute one and the same agreement.  Each of the parties acknowledges that he or it has either consulted with independent counsel prior to deciding to execute this release or has waived his or its right to do so.  No inference, assumption or presumption shall be drawn from the fact that a party hereto or its attorney prepared and/or drafted this document.  It shall be conclusively be presumed that all parties participated equally in the preparation and/or drafting of this document.

The parties agree that this Mutual Release shall be held in escrow by Herrick, Feinstein LLP, as escrow agent, pursuant to and consistent with the terms and conditions set forth in that certain Escrow Agreement attached to the Forbearance Agreement, which is also being executed by the Company and Buitoni, until the signature pages from all of the Holders (as that term is defined in the Forbearance Agreement) have been obtained by the Escrow Agent, and that this Mutual Release shall be null and void and of no force or effect if the Effective Date does not occur.

          IN WITNESS WHEREOF, Buitoni and the Company have each executed or caused this Mutual Release to be duly executed this 27th day of January, 2009.

XENOMICS, INC.
By:
Name:
Title:

STATE OF NEW YORK	)
) SS.:
COUNTY OF NEW YORK	)

On the _____ day of January, in the year 2009, before me, the undersigned, personally appeared _______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

Gian Luigi Buitoni

On the _____ day of January, in the year 2009, before me, the undersigned, personally appeared Gian Luigi Buitoni, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public